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                                                           Exhibit 23.3


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of Amendment No. 4 to this Registration Statement on Form S-1 (No. 333-50681) of our report dated March 14, 1997, relating to the financial statements of the Mrs. Butterworth's Business, a component of CONCOPCO, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
June 22, 1998